As filed with the Securities and Exchange Commission,
                        via EDGAR, on October 21, 1997.

                        Registration Nos.  333-__________ and 333-___________-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                   TOLL CORP.
                               TOLL BROTHERS, INC.
           -----------------------------------------------------------
           (Exact name of each registrant as specified in its charter)


                                          23-2485860 - Toll Corp.
          Delaware                        23-2416878 - Toll Brothers, Inc.
      -------------------                 --------------------------------
        (State or other                           (I.R.S. Employer
        jurisdiction of                        Identification Number)
         incorporation
      of each registrant)


                              3103 Philmont Avenue
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 938-8000
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


                                 Robert I. Toll
                            Chairman of the Board and
                             Chief Executive Officer
                               Toll Brothers, Inc.
                              3103 Philmont Avenue
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 938-8000
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:
                            Mark K. Kessler, Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                         Twelfth Floor Packard Building
                              111 South 15th Street
                        Philadelphia, Pennsylvania 19102
                                 (215) 977-2000

                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [X]

                              --------------------

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                            Proposed maximum       Proposed maximum
         Title of each class of          Amount to be        offering price       aggregate offering            Amount of
       securities to be registered       registered(1)         per unit(2)            price(2)(3)          registration fee(8)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(4).......
Preferred Stock, $.01 par value(5)....   $289,000,000             100%               $289,000,000              $87,576.00
Debt Securities(6)....................
Guarantees(7).........................
==============================================================================================================================

(1) In United States Dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies, including the European Currency Unit. The aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement will not exceed $289,000,000. Such amount represents
    (i) the issue price of any Common Stock, (ii) the liquidation preference (or, if different, the issue price) of any Preferred Stock, and (iii) the principal amount of any Debt Securities issued at their principal amount or the issue price rather than the principal amount of any Debt Securities issued at an original issue discount.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per unit will be determined from time to time by the registrant issuing such units or, in the case of an issuance of units which includes a Guarantee, by the Registrants.

(3) No separate consideration will be received for (i) any Guarantee or any Common Stock, Preferred Stock or Debt Securities that may be issuable upon conversion of or in exchange for convertible or exchangeable Preferred Stock or Debt Securities (including any securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act of 1933).
(4) Subject to Footnote (1), there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by Toll Brothers, Inc. There are also being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable Debt Securities or Preferred Stock.
(5) Subject to Footnote (1), there are being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by Toll Brothers, Inc. There are also being registered hereunder an indeterminate number of shares of Preferred Stock as may be issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable Debt Securities or Preferred Stock.
(6) Subject to Footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by Toll Corp. There is also being registered hereunder an indeterminate principal amount of such Debt Securities as may be issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable Debt Securities or Preferred Stock.
(7) Each of the Debt Securities issued by Toll Corp. will be accompanied by a Guarantee to be issued by Toll Brothers, Inc.
(8) The prospectus forming a part of this Registration Statement, as such prospectus may be amended or supplemented from time to time (the "Prospectus"), shall be deemed to relate to the $289,000,000 of Securities being registered pursuant to this Registration Statement and, pursuant to Rule 429 under the Securities Act of 1933, to $11,000,000 of securities registered pursuant to the Registration Statement on Form S-3 of the Registrants, Commission File Nos. 333-35775 and 333-35775-01 (the "Prior Registration Statement"). The amount of filing fees associated with such securities registered pursuant the Prior Registration Statement (calculated at 1/33 of one percent of the amount of securities registered, the fee in effect at the time of filing of the Prior Registration Statement) is approximately $3,333.

                              --------------------

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus also relates to securities registered pursuant to the Prior Registration Statement.

                              --------------------

    The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED OCTOBER 21, 1997

                               TOLL BROTHERS, INC.
                                  Common Stock
                                 Preferred Stock
                                   Guarantees

                                   TOLL CORP.
                                 Debt Securities

     Toll Brothers, Inc. (the "Company") may from time to time offer (i) shares (the "Common Shares") of its Common Stock, $.01 par value per share (the "Common Stock"), (ii) shares (the "Preferred Shares") of its Preferred Stock, $.01 par value per share (the "Preferred Stock"), and (iii) unconditional and irrevocable guarantees ("Guarantees") of debt securities issued by Toll Corp. ("Toll"), a wholly-owned subsidiary of the Company. Toll may offer from time to time debt securities (the "Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series, guaranteed by the Company. The foregoing securities are collectively referred to as the "Securities." Any Securities may be offered with other Securities or separately (except for Guarantees, which may only be offered with Debt Securities). Securities may be sold for U.S. dollars, foreign currency or currency units, including the European Currency Unit; amounts payable with respect to any Securities may likewise be payable in U.S. dollars, foreign currency or currency units, including the European Currency Unit -- in each case, as the Company (or, in the case of Debt Securities, Toll) specifically designates. The Securities will be offered at an aggregate initial offering price not to exceed U.S. $300,000,000, or the equivalent thereof (based on the applicable exchange rate at the time of sale) if Debt Securities are issued in principal amounts denominated in one or more foreign currencies or currency units as shall be designated by Toll, at prices and on terms to be determined at the time of sale.

     This Prospectus will be supplemented by one or more Prospectus Supplements, which will set forth with regard to the particular Securities in respect of which this Prospectus is being delivered (i) in the case of Common Shares, the aggregate number of Common Shares offered, the public offering price and the other terms of the offering thereof, (ii) in the case of Preferred Shares, the aggregate number of Preferred Shares offered, the specific designation and stated value, any dividend, liquidation preference, redemption, sinking fund, voting or other rights, the terms for conversion into or exchange for other Securities, if any, including the terms of any Securities into or for which they are convertible or exchangeable, the initial public offering price and any securities exchange listings, and (iii) in the case of Debt Securities, the title, aggregate principal amount, currency or currencies of denomination, initial offering price, maturity, interest rate or rates, if any (which may be either variable or fixed), and/or the method of determination thereof, the time of payment of any interest, any terms for redemption, extension or early repayment, any provision for sinking fund payments, rank, any conversion or exchange rights, whether such Debt Securities are issuable in individual registered form with or without coupons, any listing on a securities exchange, the net proceeds to the Company and any other specific terms, including any covenants, relating to such series of Debt Securities. The Prospectus Supplement will also contain information, as applicable, about certain United States Federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered.

     The Company or Toll may sell the Securities to or through dealers or underwriters, and also may sell the Securities directly to other purchasers or through agents. See "Plan of Distribution." If an agent of the Company or Toll or a dealer or an underwriter is involved in the sale of the Securities in respect of which this Prospectus is being delivered, the agent's commission or dealer's purchase price or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering of Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. See "Plan of Distribution" for possible indemnification arrangements for any agents, dealers or underwriters.


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
              COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1997.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and at the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants, such as the Company, that file electronically with the Commission. The Common Stock is listed on the New York Stock Exchange and the Pacific Exchange. Reports, proxy and information statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

     The Company and Toll have filed a Registration Statement on Form S-3 (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission, with respect to the Securities covered by this Prospectus. Toll does not expect that it will be required to file reports with the Commission pursuant to Section 15(d) of the Exchange Act. In this regard, Toll will not make available annual reports to security holders. For further information with respect to Toll and the Company and the Securities offered hereby, reference is hereby made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission as set forth above.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference (i) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1997, April 30, 1997 and July 31, 1997, (iii) the Company's Current Reports on Form 8-K dated June 20, 1997 and September 17, 1997, (iv) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated June 19, 1986, and (v) the description of preferred stock purchase rights contained in the Company's registration statement on Form 8-A dated June 20, 1997. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus from the date of filing such documents except as to any portion of any future annual or quarterly report to the Company's stockholders or proxy statement which is not deemed to be filed under those provisions. Any statement contained in this Prospectus, or in a document all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). All such requests should be addressed to: Joseph R. Sicree, Director of Investor Relations, Toll Brothers, Inc., 3103 Philmont Avenue, Huntingdon Valley, PA 19006, (215) 938-8000.


                                   THE COMPANY

     The Company designs, builds, markets and arranges financing for single-family detached and attached homes in middle and high income residential communities catering to both move-up and empty nester home buyers in fifteen states and six regions around the country. The Company operates predominantly in major suburban residential areas in southeastern Pennsylvania, central New Jersey, the Virginia and Maryland suburbs of Washington, D.C., the Boston, Massachusetts metropolitan area, southern Connecticut, Westchester County, New York, Orange County and Los Angeles County, California, the suburbs of Raleigh and Charlotte, North Carolina and Scottsdale, Arizona. It is also developing communities in Nassau County, New York, in northern Delaware, in McKinney, Texas, a northern suburb of Dallas, in Austin, Texas, in several markets on the west coast of and in southeast Florida, in Columbus, Ohio, and in Nashville, Tennessee. The Company has also acquired property in the San Francisco Bay area where it expects to begin offering homes for sale in 1998.

     In recognition of the Company's achievements, it has received numerous awards from national, state and local homebuilder publications and associations. In fiscal 1996, the Company was selected "America's Best Builder" by the National Association of Home Builders (the "NAHB") and Builder magazine in recognition of its excellent financial performance, unique custom-production system for building luxury homes in high volume and the excellence of its designs. The Company also received the National Housing Quality Award from the NAHB, which recognized the Company's outstanding commitment to total quality management and continuous improvement. In 1994, the Company was named a first place award winner in the "Build America Beautiful" Awards Program, sponsored by Better Homes and Gardens magazine, the NAHB and Keep America Beautiful, Inc. in recognition of the Company's programs to improve the handling of solid waste on construction sites. In addition, the Company was named "The Builder of the Year" in 1988 by Professional Builder magazine.

     Co-founded by Robert I. Toll and Bruce E. Toll, the Company commenced its business operations, through predecessor entities, in 1967. The Company is a Delaware corporation that was formed in May 1986. Its principal executive offices are located at 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006, and its telephone number is (215) 938-8000.

     Toll Corp. ("Toll"), an indirect, wholly-owned subsidiary of the Company, was incorporated in Delaware in July 1987. Other than the financing of other subsidiaries of the Company by lending the proceeds of the offering of the Debt Securities and similar activities related to previous offerings of debt securities, Toll has no independent operations and generates no operating revenues. There is no present intention to have Toll engage in other activities. Toll's principal executive offices are located at 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006, and its telephone number is (215) 938-8000.

                              THE HOUSING INDUSTRY

     Residential real estate developers, including the Company, are subject to various risks, both on the national and regional levels, such as economic recession, oversupply of homes, changes in governmental regulation, effects of environmental factors, increases in real estate taxes and costs of materials and labor, and the unavailability of construction funds or mortgage loans at rates acceptable to builders and home buyers. The Company's business and earnings are substantially dependent on its ability to obtain financing on acceptable terms for its development activities. Increases in interest rates could reduce the funds available to the Company for its future operations and would increase the Company's expenses. In addition, increases in interest rates may have an adverse effect upon the Company's sales and could affect the availability of home financing to present and potential customers of the Company.

     The housing industry has been subject to increasing environmental, building, zoning and sales regulation by various federal, state and local authorities. This regulation affects construction activities as well as sales activities and other dealings with consumers. For its development activities, the Company must obtain the approval of numerous governmental authorities, and changes in local circumstances or applicable law may necessitate the application for additional approvals or the modification of existing approvals. Expansion of regulation has increased the time required to obtain the necessary approvals to begin construction and has prolonged the time between the initial acquisition of land or land options and the commencement and completion of construction.


                                 USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes including acquisition of residential development properties.

     The specific use of proceeds of any Securities issued hereunder will be more particularly set forth in the applicable Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

           The following table sets forth the Company's historical ratio of earnings to fixed charges for the five years ended October 31, 1996 and the nine months ended July 31, 1997:

                                                                     Year Ended October 31,           Nine Months
                                                            ------------------------------------         Ended
                                                            1992    1993    1994    1995    1996     July 31, 1997
                                                            ----    ----    ----    ----    ----     -------------
Ratio, including collateralized mortgage financing(1)       2.63    2.72    3.37    3.82    3.87         3.30

----------
(1)For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary gain (loss) and change in accounting plus interest expense and fixed charges except interest incurred. Fixed charges consist of interest incurred (whether expensed or capitalized), the portion of rent expense that is representative of the interest factor, and amortization of debt discount and issuance costs.


                  DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

     Debt Securities may be issued from time to time in one or more Series (as hereinafter defined) by Toll. All Series of Debt Securities will be offered together with unconditional Guarantees issued by the Company. The particular terms of each Series of Debt Securities, and the particular terms of the Guarantees offered in connection therewith, will be set forth in the Indenture (as hereinafter defined) and the Authorizing Resolution (as hereinafter defined) relating to such Series of Debt Securities and will be described in the applicable Prospectus Supplement.

     The Debt Securities will be issued pursuant to a resolution adopted by the Board of Directors (or an Officer or committee of Officers authorized by the Board of Directors) of both Toll and the Company (an "Authorizing Resolution") under an indenture (the "Indenture") to be entered into by the Company, Toll and one or more Trustees prior to the issuance of such Debt Securities. Information regarding the Trustee or Trustees with respect to any Series of Debt Securities issued under an Indenture will be included in the related Prospectus Supplement.

     The following is a summary of certain provisions of the Indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain capitalized terms used in this Prospectus. Wherever particular Sections, Articles or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections, Articles or defined terms are incorporated herein or therein by reference. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Debt Securities. To the extent reference is made herein or in a Prospectus Supplement to the terms of any Debt Securities, such descriptions do not purport to be complete and are subject to and are qualified in their entirety by reference to, the Indenture pursuant to which such Debt Securities are issued and the applicable Authorizing Resolution.

General

     The Debt Securities will represent general unsecured obligations of Toll. The Company will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Debt Securities, when and as the same shall become due and payable, whether at maturity, by declaration of acceleration, call for redemption or otherwise (the "Guarantee"). See "Guarantee of Debt Securities". An Indenture will not limit the aggregate principal amount of Debt Securities which may be issued thereunder. Debt Securities may be issued thereunder from time to time in one or more Series. Because Toll has no independent operations and generates no operating revenues, funds required to pay the principal and interest on the Debt Securities will be derived from the Company and its other Subsidiaries (as defined in the Indenture). There are no legal or contractual restrictions on the Company's or such other Subsidiaries' ability to provide such funds.

     Unless otherwise provided in the applicable Authorizing Resolution and Prospectus Supplement, the payment of principal, premium, if any, and interest on the Debt Securities will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture pursuant to which such Debt Securities are issued, to the prior payment in full of all senior indebtedness of Toll (referred to in the Indenture pursuant to which such Debt Securities are issued as "Senior Indebtedness of the Company", as further defined in the applicable Authorizing Resolution and Prospectus Supplement), whether outstanding on the date of such Indenture or thereafter created, incurred, assumed or guaranteed.

     Reference is made to the applicable Authorizing Resolution and Prospectus Supplement relating to the particular series (a "Series") of Debt Securities offered thereby for the following terms: (1) the title of the Series; (2) the aggregate principal amount of the Series; (3) the interest rate or method of calculation of the interest rate; (4) the date from which interest will accrue;
(5) the Record Dates for interest payable on Debt Securities of the Series; (6) the dates when, places where and manner in which principal and interest are payable; (7) the Registrar and Paying Agent; (8) the terms of any mandatory or optional redemption by the issuer of such Series; (9) the terms of any redemption at the option of holders of such Debt Securities; (10) the denominations in which such Debt Securities are issuable; (11) whether such Debt Securities will be issued in registered or bearer form and the terms of any such forms of such Debt Securities; (12) whether any such Debt Securities will be represented by a Global Security (as hereinafter defined) and, if applicable, the terms of any Global Security (see "-- Registered Global Securities"); (13) the currencies (including any composite currency) in which principal or interest or both may be paid; (14) if payments of principal or interest may be made in a currency other than that in which such Debt Securities are denominated and the manner for determining such payments; (15) any provisions for electronic issuance of such Debt Securities or issuance of such Debt Securities in uncertificated form; (16) any Events of Default or covenants in addition to or in lieu of those set forth in this Prospectus; (17) whether and upon what terms such Debt Securities may be defeased; (18) the form of such Debt Securities and the Guarantees; (19) whether the Debt Securities of such Series will be convertible into or exchangeable for Common

Stock and the terms thereof (including without limitation the conversion price, the conversion period and any other provision in addition to or in lieu of those set forth in this Prospectus); (20) whether the Debt Securities and Guarantees of such Series shall be subordinated to any obligations of Toll or the Company, and the obligations to which any such subordination will apply; (21) any terms that may be required by or advisable under applicable law; and (22) any other terms of such Series of Debt Securities.

     In the event that any Debt Securities are to be issued at a discount, the terms of such Debt Securities, certain special federal income tax and other considerations applicable thereto will be described in the related Prospectus Supplement.

Guarantee of Debt Securities

     The Guarantee will constitute the Company's unconditional guarantee of the due and punctual payment of the principal, premium, if any, and interest, if any, on the Debt Securities, when and as the same shall become due and payable, whether at maturity, by declaration of acceleration, call for redemption or otherwise.

     Unless otherwise provided in the applicable Authorizing Resolution and described in the related Prospectus Supplement, the payment of principal, premium, if any, and interest on the Debt Securities pursuant to the Guarantee will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all senior indebtedness of the Company (referred to in the Indenture as "Senior Indebtedness of the Guarantor", as further defined in the applicable Authorizing Resolution and Prospectus Supplement), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

     Upon (i) the maturity of any senior indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise or (ii) any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of senior indebtedness of the Company will be entitled to receive payment in full before the holders of any outstanding Debt Securities will be entitled to receive any payment on such Debt Securities pursuant to the Guarantee. If, in any of the situations referred to in clause (i) or (ii) above, a payment is made to the Trustee or to holders of the Debt Securities by the Company before all senior indebtedness of the Company has been paid in full or provision has been made for such payment, the payment to the Trustee or holders must be paid over to the holders of senior indebtedness of the Company.

     The Company's assets consist principally of the stock of its Subsidiaries. Therefore, its rights and the rights of its creditors, including the holders of Debt Securities under an Indenture, to participate in the assets of any Subsidiary (other than Toll) upon liquidation, recapitalization or otherwise will be subject to the prior claims of such Subsidiary's creditors (including the banks that have provided and are providing to one of the Subsidiaries a revolving credit facility under an agreement (the "Revolving Credit Agreement") pursuant to which the Company and the other Subsidiaries (including Toll) have guaranteed or will guarantee the obligations owing to such banks under the Revolving Credit Agreement), except to the extent that claims of the Company itself as a creditor of the Subsidiary may be recognized.

Conversion of Debt Securities

     If so indicated in the applicable Authorizing Resolution and Prospectus Supplement with respect to a particular Series of Debt Securities, such Series will be convertible into Common Stock of the Company or other securities (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies, currency units or indices) on the terms and conditions set forth in such Authorizing Resolution and Prospectus Supplement.

     Unless otherwise provided in the applicable Authorizing Resolution and described in the related Prospectus Supplement, holders of Debt Securities of any Series that are convertible will be entitled to convert the principal amount or a portion of such principal amount which is an integral multiple of $1,000 at any time prior to the date specified in the Debt Securities of such Series (subject, if applicable, to prior redemption at the option of Toll) into Common Shares at the conversion price set forth in the applicable Authorizing Resolution and Prospectus Supplement, subject to adjustment as described below. In the case of any Debt Security or portion thereof called for redemption, conversion rights expire at the close of business on the second business day preceding the redemption date. (Section 10.02).

     The Company will not be required to issue fractional shares of Common Stock upon conversion of the Debt Securities of a convertible Series but will pay a cash adjustment in lieu thereof. (Section 10.04). Except as otherwise provided in the Indenture, interest accrued shall not be paid on Debt Securities that are converted. (Section 10.03).

     The conversion price of the Debt Securities of a convertible Series will be subject to adjustment in certain events, including (i) the subdivision, combination or reclassification of the outstanding Common Stock of the Company,
(ii) the issuance of Common Stock as a dividend or distribution on Common Stock,
(iii) the issuance of rights or warrants (expiring within 45 days after the record date for such issuance) to all holders of Common Stock entitling them to acquire shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at less than the then Current Market Price (as defined in the Indenture) of the Common Stock, or (iv) the distribution to all holders of Common Stock rights or warrants to subscribe for securities of the Company other than as referred to in (iii), or evidences of the Company's indebtedness or assets (excluding certain cash dividends and certain other dividends or distributions payable in stock or rights or warrants to subscribe to securities of the Company). There will be no upward adjustment in the conversion price except in the event of a reverse stock split. The Company is not required to make any adjustment in the conversion price of less than 1%, but the same will be carried forward and taken into account in the computation of any subsequent adjustment. (Section 10.05).

     Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends under the Internal Revenue Code to holders of Debt Securities or to holders of Common Stock.

     In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation), or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, there will be no adjustments to the conversion price of the Debt Securities of any convertible Series as set forth above, but the holder of each such convertible Debt Security then outstanding will have the right to convert such Debt Security into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such transaction had such Debt Security been converted immediately prior to the effective date of such transaction. (Section 10.10).

Form, Exchange, Registration, Conversion, Transfer and Payment

     Unless otherwise indicated in the applicable Authorizing Resolution and Prospectus Supplement, each Series of Debt Securities will be issued in registered form only, without coupons. Unless otherwise indicated in the applicable Authorizing Resolution and Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities will be payable, and the exchange, conversion and transfer of Debt Securities will be registerable, at the office or agency of Toll maintained for such purposes and at any other office or agency maintained for such purposes. (Section 2.03). Subject to certain exceptions set forth in the Indenture, Toll may charge a reasonable fee for any registration of transfer or exchange of such Debt Securities (including payment of a sum sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection therewith). (Section 2.06).

     All monies paid by Toll to the Trustee and Paying Agent for the payment of principal of, premium, if any, or interest on any Debt Security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to Toll and thereafter the holder of such Debt Security may look only to Toll or, if applicable, the Company, for payment thereof. (Section 11.03).

Registered Global Securities

     Unless otherwise indicated in the applicable Authorizing Resolution and Prospectus Supplement, the registered Debt Securities of a Series may be issued in the form of one or more registered global Debt Securities (the "Global Securities") that will be deposited with and registered in the name of a depositary (each, a "Depositary") or its nominee identified in the applicable Prospectus Supplement. In such case, one or more registered Global Securities will be issued, each in a denomination equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such registered Global Security. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a registered Global Security may not be transferred except as a whole by the Depositary for such registered Global Security to a nominee of such Depositary, or by such a nominee to such Depositary or to another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a registered Global Security will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered Global Security will be limited to persons that have accounts with the Depositary for such registered Global Security (collectively, the "participants") or persons holding interests through participants. Upon the issuance of a registered Global Security, the Depositary for such registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of certain states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in registered Global Securities.

     So long as the Depositary for a registered Global Security, or its nominee, is the registered owner of such registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such registered Global Security for all purposes under the Indenture applicable thereto. Except as set forth below, owners of beneficial interests in a registered Global Security will not be entitled to have the Debt Securities represented by such registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture applicable thereto. Accordingly, each person owning a beneficial interest in a registered Global Security must rely on the procedures of the Depositary for such registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the Indenture applicable to such registered Global Security. The Company understands that under existing industry practices, if the Company requests any action of holders, or if an owner of a beneficial interest in a registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities represented by a registered Global Security registered in the name of a Depositary, or its nominee, will be made to such Depositary or its nominee, as the case may be, as the registered owner of such registered Global Security. None of Toll, the Company, the Trustee under the applicable Indenture or any other agent of Toll or the Company or agent of such Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Debt Securities represented by a registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for each registered Global Security representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such registered Global Security.

Events of Default and Notice Thereof

     Unless otherwise indicated in the applicable Prospectus Supplement, the term "Event of Default" when used in the Indenture means any one of the following: failure by the Company or Toll to pay (whether or not prohibited by any subordination provisions) interest for 30 days or principal or premium, if any, when due on such Debt Securities; failure by the Company or Toll to perform any other covenant under the Indenture, the Guarantee or the Debt Securities for 60 days after receipt of notice by the Trustee or the holders of at least 25% in principal of the Debt Securities of the Series affected; default in the payment of indebtedness of the Company or Toll or any Subsidiary under the terms of the instrument evidencing or securing such indebtedness permitting the holder thereof to accelerate the payment of in excess of an aggregate of $2,000,000 in principal amount of such indebtedness (after the lapse of applicable grace periods) or, in the case of non-payment defaults, acceleration of any such indebtedness if such acceleration is not rescinded or annulled within ten days after such acceleration, provided that, subject to certain limitations as set forth in the Indenture, the term "indebtedness" shall not include an acceleration of or default on certain Non-Recourse Indebtedness (as hereinafter defined); entry of a final judgment for the payment of money in an amount in excess of $2,000,000 against Toll, the Company or any Subsidiary which remains undischarged, or unstayed for a period of 60 days after the date on which the right to appeal has expired, provided that the term "final judgment" shall not include a Non-Recourse Judgment (as hereinafter defined) unless the book value of all property (net of any previous write downs or reserves in respect of such property) subject to such Non-Recourse Judgment exceeds the amount of such Non-Recourse Judgment by more than $5,000,000; certain events of bankruptcy, insolvency or reorganization with respect to the Company or Toll; or, the Guarantee ceasing (other than pursuant to its terms) to be in full force and effect. (Section 8.01).

     "Non-Recourse Indebtedness" means, as to the Indenture, indebtedness or other obligations secured by a lien on property to the extent that the liability for such indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such, property) for any deficiency.

     "Non-Recourse Judgment" means, as to the Indenture, a judgment in respect of indebtedness or other obligations secured by a lien on property to the extent that the liability for (i) such indebtedness or other obligations and (ii) such judgment is limited to such property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such property) for any deficiency.

     The Indenture will provide that if a default on a Series of Debt Securities occurs and is continuing and is known to the Trustee for such Series, the Trustee will, within 90 days after the occurrence of such Default, mail to the Holders of Debt Securities issued thereunder notice of the Default (the term "Default" to include the events specified above without grace or notice); provided that, except in the case of Default in the payment of principal of, or premium, if any, or interest on any of the Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of such Debt Securities. (Section 9.05).

     If an Event of Default with respect to Debt Securities of any Series at the time outstanding (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or Toll) occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that Series may by notice to Toll (the "Acceleration Notice") declare the principal amount of and accrued and unpaid interest on all the Debt Securities of that Series to be due and payable if, with respect to Debt Securities of such Series: (i)(a) no designated senior debt of the Company or Toll (referred to in the Indenture as "Designated Senior Debt of the Guarantor" and "Designated Senior Debt of the Company", respectively, as such term is further defined in the applicable Authorizing Resolution and Prospectus Supplement) is outstanding or (b) if the Debt Securities of such Series are not subordinated to other indebtedness of Toll, immediately; or (ii) if Designated Senior Debt of the Company or Toll is outstanding and the Debt Securities of such Series are subordinated to other indebtedness of Toll, upon the earlier of (A) ten days after such Acceleration Notice is received by Toll or (B) the acceleration of any Senior Indebtedness of the Guarantor or Toll. If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or Toll occurs with respect to a Series of Debt Securities, the unpaid principal amount of and accrued and unpaid interest on the Debt Securities of such Series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any Series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding Debt Securities of that Series may rescind such acceleration, provided that, among other things, all Events of Default with respect to such Series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the Indenture.
(Section 8.02).

     Defaults with respect to a Series of Debt Securities (except a default in payment of principal of, or premium, if any, or interest on such Debt Securities, as the case may be) may be waived on behalf of all holders by the holders of a majority in outstanding principal amount of the Debt Securities of that Series issued under the Indenture, upon the terms and subject to the conditions provided in the Indenture. (Section 8.04).

     The Indenture includes a covenant that Toll and the Company will file annually with the Trustee a signed statement regarding compliance by the Company and Toll with the terms thereof and specifying any default of which the signers have knowledge. (Section 4.03).

Additional Provisions

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the Indenture, unless the Trustee shall have received indemnity satisfactory to it against any loss, liability or expense. (Section 9.01). Subject to such provisions for the indemnification of the Trustee and certain other conditions, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that Series. (Section 8.05).

     No holder of any Debt Security of any Series will have any right to pursue any remedy with respect to the Indenture or the Debt Securities of that Series, unless: (i) such holder shall have previously given to the Trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such Series make a written request to the Trustee to pursue the remedy; (iii) such holders shall have offered the Trustee indemnity satisfactory to it against any loss, liability or expense; (iv) the Trustee shall have failed to comply with such holders' request within 60 days after receipt of such written request and offer of indemnity; and (v) the Trustee shall not have received from the holders of a majority in principal amount of the outstanding Debt Securities of that Series a direction inconsistent with such request. (Section 8.06). However, the holder of any Debt Security will have an absolute right to receive payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security and to bring suit for the enforcement of any such payment. (Section 8.07).

Merger or Consolidation

     Neither the Company nor Toll shall consolidate with or merge into, or transfer all or substantially all of its assets to, any other Person unless (i) such other Person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of the Company or Toll, as the case may be, under the Indenture and either the Guarantee or the Debt Securities, as the case may be; (ii) immediately after giving effect to such transaction no Default or Event of

Default (as defined in the Indenture) shall have occurred and be continuing, and
(iii) the Consolidated Net Worth of the surviving corporation is equal to or greater than the Consolidated Net Worth of the Company or Toll, as the case may be. Thereafter, all such obligations of a predecessor corporation shall terminate. (Section 5.01).

Modification of an Indenture

     The obligations of the Company and Toll and the rights of the holders of the Debt Securities may be modified under the Indenture with the consent of the holders of a majority in outstanding principal amount of any Series of Debt Securities affected by such modification; provided that no extension of the maturity of any Debt Securities, no reduction in the rate or extension of time of payment of interest thereon, no reduction of the principal amount thereof or premium thereon, no change in the redemption provisions, no change that adversely affects the right to convert or the conversion price for any Series of Debt Securities, no reduction of the percentage required for any such modification, no waiver of a default in the payment of the principal, premium, if any, or interest on any Series of Debt Securities, no modification of the subordination or guarantee provisions in a manner adverse to holders of any Series of Debt Securities, no change in the medium of payment other than stated in the Debt Securities and no change in the provisions regarding amendments to the Indenture or waiver of Defaults or Events of Default will be effective against any holders of any Series of Debt Securities without such holder's consent. (Section 12.02).

Governing Law

     The Indenture, the Debt Securities and the Guarantee shall be governed by the laws of the State of New York. (Section 13.09).

Satisfaction and Discharge of Indenture

     Unless otherwise provided in the applicable Authorizing Resolution and Prospectus Supplement, the Indenture will be discharged upon payment of all the Series of Debt Securities issued thereunder or upon deposit with the Trustee, within one year of the date of maturity or redemption of all of the Series of Debt Securities issued thereunder, of funds sufficient for such payment or redemption.

Reports to Holders of Debt Securities

     The Company and Toll will file with the Trustee copies of their annual reports and other information, documents and reports as filed with the Commission. So long as the Company's obligations to file such reports or information with the Commission are suspended or terminated, the Company will file with the Trustee audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. Such financial statements shall be accompanied by management's discussion and analysis of the results of operations and financial condition of the Company for the period reported upon in substantially the form required under the rules and regulations of the Commission currently in effect.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 40,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share; however, subject to the limitations and procedures described below, the Company's shareholders have authorized increases up to 60,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock. In March 1993, to reduce applicable state taxes on authorized shares of capital stock, the Company's shareholders approved a series of amendments to the Company's Certificate of Incorporation pursuant to which: (i) the authorized Common Stock was reduced from 60,000,000 shares to 40,000,000 shares and the authorized Preferred Stock was reduced from 15,000,000 shares to 1,000,000 shares; and (ii) the authorized Common Stock and Preferred Stock could subsequently be increased in five intermediate steps, over a five year period ending March 11, 1998 up to the original levels, upon the filing of the appropriate amendments by the Company's Board of Directors. If all such amendments are filed before March 11, 1998, the Company's authorized Common Stock and Preferred Stock will be restored to 60,000,000 shares and 15,000,000 shares, respectively.

Common Stock

     Subject to the rights and preferences of any holders of Preferred Stock (no shares of which currently are outstanding), the holders of the Company's Common Stock are entitled to one vote per share, to receive such dividends as legally may be declared by the Board of Directors and to receive pro rata the net assets of the Company upon liquidation. There are no cumulative voting, preemptive, conversion or redemption rights applicable to the Common Stock. Persons casting a majority of the votes in the election of directors will be entitled to elect all of the directors.

     On June 12, 1997, the Board of Directors of the Company adopted a Stockholder Rights Plan providing that one right (a "Right") shall be attached to each share of the Company's common stock. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company at a purchase price of $100 per unit. Initially the Rights will be attached to all Common Stock certificates and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a distribution date will occur upon the earlier of ten days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or ten business days following the commencement of a tender offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. The Rights are not excisable until the distribution date and will expire at the close of business on July 11, 2007. In the event any person or group (other than certain exempted persons) acquires 15% or more of the then outstanding shares of Common Stock (unless such acquisition is made pursuant to a tender offer for all outstanding shares, at a price determined by a majority of the independent directors of the Company who are Continuing Directors (as defined in the Plan)), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the Right. At any time until ten days following such stock acquisition date, the Company may redeem the Rights at a price of $.001 per Right. A copy of the Rights Agreement was filed with the Securities and Exchange Commission as an

Exhibit to a Registration Statement on Form 8-A. This summary of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

     The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. The registrar and transfer agent for the Common Stock is Chase Mellon Shareholder Services, L.L.C.

Preferred Stock

     General. The Company may issue, from time to time, shares of one or more series of Preferred Stock.

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in a Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and each Certificate of Designation relating to a specific series of the Preferred Stock (each, a "Certificate of Designation"), which will be in the form filed as an exhibit to, or incorporated by reference in, the Registration Statement at or prior to the time of issuance of such series of Preferred Stock.

     The Board of Directors of the Company is authorized to issue shares of Preferred Stock, in one or more series, and to fix for each such series voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions, as are permitted by the Delaware General Corporation Law.

     The Board of Directors of the Company is authorized to determine for each series of Preferred Stock, and the Prospectus Supplement shall set forth with respect to such series, the following: (i) the designation of such series and the number of shares that constitute such series; (ii) the dividend rate (or the method of calculation thereof), if applicable, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of capital stock of the Company; (iii) the dividend periods (or the method of calculation thereof), if applicable; (iv) the voting rights, if any, of the shares; (v) the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of the Company and any other rights of the shares of such series upon any liquidation or winding-up of the Company; (vi) whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of the Company; (vii) whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities;
(viii) whether the shares of such series of Preferred Stock will be listed on a securities exchange; and

(ix) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series.

     Dividends. Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company out of funds of the Company legally available therefor, cash dividends payable on such dates and at such rates, if any, per share set forth in the applicable Prospectus Supplement.

     Unless otherwise set forth in the applicable Prospectus Supplement, each series of Preferred Stock will rank junior as to dividends to any series of Preferred Stock that may be issued in the future that is expressly senior as to dividends to such earlier series of the Preferred Stock. If at any time the Company has failed to pay accrued dividends on any such senior series at the time dividends are payable on a junior series, the Company may not pay any dividend on such junior series of Preferred Stock or redeem or otherwise repurchase shares of such junior series of Preferred Stock until such accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by the Company.

     Unless otherwise set forth in the applicable Prospectus Supplement, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends) unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity Preferred Stock of the Company or Common Stock of the Company may be converted into or exchanged for stock of the Company ranking junior to the series of Preferred Stock then senior to such junior or parity Preferred Stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

     Convertibility. No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable Prospectus Supplement.

     Redemption and Sinking Fund. No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable Prospectus Supplement.

     Liquidation Rights. Unless otherwise set forth in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding-up of the Company, the holders of shares of each series of Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of Preferred Stock of the Company ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding-up; or (ii) shares of Common Stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution, but, in either case, the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of the Company's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding-up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding-up of the Company, funds available for such purpose are insufficient to pay in full the amounts payable with respect to any series of the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with such series of the Preferred Stock, the holders of such series of the Preferred Stock of the Company and such other parity Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in a Prospectus Supplement for a series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding-up of the Company.

     Voting Rights. Holders of Preferred Stock will not have any voting rights except as set forth in the applicable Prospectus Supplement or as otherwise from time to time required by law.

     Miscellaneous. The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by the Company shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock on account of any arrearage on sinking fund installments except as may be set forth in an applicable Prospectus Supplement. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures or other agreements entered into by the Company. The accompanying Prospectus Supplement will describe any material contractual restrictions on dividend payments. Such Prospectus Supplement will also describe any material United States federal income tax considerations applicable to the Preferred Stock.

     No Other Rights. The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Certificate of Incorporation or the applicable Certificate of Designation, or as otherwise required by law.

     Transfer Agent and Registrar. The transfer agent and registrar for each series of Preferred Stock will be designated in the applicable Prospectus Supplement.

Classified Board of Directors and Restrictions on Removal

     Under the Company's Certificate of Incorporation, as amended, the Company's Board of Directors is divided into three classes of directors serving staggered terms of three years each. Each class is to be as nearly equal in number as possible, with one class being elected each year. The Certificate of Incorporation also provides that directors may be removed from office only for cause and only with the affirmative vote of 66 2/3% of the voting power of the voting stock; that any vacancy on the Board of Directors or any newly created directorship shall be filled by the remaining Directors then in office, though less than a quorum; and that advance notice of shareholder nominations for the elections of Directors shall be given in the manner provided by the By-Laws of the Company. The required 66 2/3% shareholder vote necessary to alter, amend or repeal these provisions of the Certificate of Incorporation, the related amendments to the By-Laws and all other provisions of the By-Laws, or to adopt any provisions relating to the classification of the Board of Directors and the other matters described above may make it more difficult to change the composition of the Company's Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of the Company.


                              PLAN OF DISTRIBUTION

     The Company may sell the Common Shares and the Preferred Shares offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; (iv) through dealers; or (v) through a combination of any such methods of sale. Toll may sell the Debt Securities, together with Guarantees issued by the Company, being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; (iv) through dealers; or (v) through a combination of any such methods of sale.

     The distribution of the Securities may be effected from time to time in one or more transactions: (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase Securities may be solicited directly by the Company or Toll, as the case may be, or by agents designated by the Company or Toll, as the case may be, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or Toll, as the case may be, to such agent will be set forth, in the applicable Prospectus Supplement.

     If underwriters are utilized in the offer and sale of Securities in respect of which this Prospectus and an accompanying Prospectus Supplement are delivered, the name of each managing underwriter, if any, and any other underwriters and terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement relating to such offering and the Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters, dealers and agents may be entitled, under agreements which may be entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company of certain expenses.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company and/or Toll will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable Prospectus Supplement relating thereto.

     Offers to purchase the Securities may be solicited, and sales thereof may be made, by the Company and/or Toll directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the applicable Prospectus Supplement relating thereto.

     If so indicated in the applicable Prospectus Supplement, the Company and/or Toll will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Securities from the Company and/or Toll pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company and/or Toll. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (ii) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In addition, the Securities may be offered and sold by the holders thereof in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon any such sale of Securities, the respective holders thereof and any broker, dealer or underwriter participating therewith may be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act, and any commissions, discounts or concessions upon such sale, or any profit on the resale of such Securities, received thereby in connection with such sale may be deemed to be underwriting commissions or discounts under the Securities Act. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of such Securities may be less than or in excess of customary commissions.

     Certain of the underwriters, dealers or agents utilized by the Company and/or Toll in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company and/or Toll or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company or Toll, as the case may be, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the Securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If underwriters create a short position in the Securities in connection with the offering thereof (i.e, if they sell more Securities than are set forth on the cover page of the applicable Prospectus Supplement), the representatives of such underwriters may reduce that short position by purchasing Securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the applicable Prospectus Supplement.

     Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering thereof.

     In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

     Neither the Company, Toll nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company, Toll nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the Securities will be passed upon by Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania.


                                     EXPERTS

     The consolidated financial statements and schedule of the Company included in the Company's Annual Report (Form 10-K) for the year ended October 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth an estimate of the costs and expenses, other than underwriting discounts and commissions, to be incurred by the Company in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission registration fee.................. $ 87,576
Printing and Engraving...............................................  150,000
Rating agency fees...................................................   60,000
Blue Sky fees and expenses...........................................   30,000
Legal fees and expenses..............................................  300,000
Accounting fees and expenses.........................................  100,000
Trustee fees and expenses............................................   20,000
Miscellaneous........................................................   52,424
                                                                      --------
                        Total........................................ $800,000
                                                                      ========

     All expenses, except the Securities and Exchange Commission registration fee are estimated.

     Item 15. Indemnification of Directors and Officers.

     For information regarding provisions under which a director or officer of Toll or the Company may be insured or indemnified in any manner against any liability which he may incur in his capacity as such, reference is made to
Section 145 of the Delaware General Corporation Law, which provides in its entirety as follows:

     "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe a person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     See also Article Six of the Company's Certificate of Incorporation, as amended, Article 8 of Toll's Certificate of Incorporation, as amended, Article VII of the Company's By-Laws, as amended, and Article VIII of Toll's By-Laws, as amended, pursuant to which each

Registrant is granted the power to indemnify any director, officer, employee or agent of such Registrant.

     See also Section 6 of the Underwriting Agreement Basic Provisions, filed as
Exhibit 1 hereto, pursuant to which the Underwriters agree to indemnify the Registrants and their respective directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

     See Item 17 of this Part II for further information concerning indemnification of directors, officers and controlling persons of the Company and Toll.

Item 16. Exhibits

1 Form of Underwriting Agreement Basic Provisions. Incorporated by reference to Exhibit 1 to the Registrants' Registration Statement on Form S-3 (Commission File Nos. 33-51775 and 33-51775-01).

4.1 Form of Indenture among Toll Corp., as issuer, Toll Brothers, Inc., as guarantor, and one or more Trustees, including Form of Note and Form of Guarantee.

5    Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.

12   Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of
     Exhibit 5).

23.2 Consent of Ernst & Young LLP.

24 Powers of Attorney (included on signature pages of this Registration Statement).

25 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

     Additional exhibits to this Registration Statement will be filed with or incorporated by reference in this Registration Statement in connection with future amendments to, or supplements to the prospectus forming a part of this Registration Statement.

Item 17. Undertakings.

     (a) The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in such post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on October 20, 1997.

                         TOLL CORP.


                         By: /s/ Robert I. Toll
                             --------------------------------------------------
                             Robert I. Toll, Chairman of the Board of Directors

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Bruce E. Toll, Richard J. Braemer, Joel H. Rassman and Joseph R. Sicree his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 20, 1997.

Signature                                            Title
---------                                            -----

/s/ Robert I. Toll                          Chairman of the Board, Chief
-----------------------------               Executive Officer and Director
Robert I. Toll                              (Principal Executive Officer)


/s/ Bruce E. Toll                           President, Chief Operating Officer,
-----------------------------               Secretary and Director
Bruce E. Toll


/s/ Joel H. Rassman                         Senior Vice President, Treasurer,
-----------------------------               Chief Financial Officer and Director
Joel H. Rassman                             (Principal Financial Officer)



/s/ Joseph R. Sicree                        Chief Accounting Officer
-----------------------------               (Principal Accounting Officer)
Joseph R. Sicree

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on October 20, 1997.

                         TOLL BROTHERS, INC.


                         By: /s/ Robert I. Toll
                             --------------------------------------------------
                             Robert I. Toll, Chairman of the Board of Directors

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Bruce E. Toll, Richard J. Braemer, Joel H. Rassman and Joseph R. Sicree his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 20, 1997.


Signature                                            Title
---------                                            -----

/s/ Robert I. Toll                          Chairman of the Board, Chief
-----------------------------               Executive Officer and Director
Robert I. Toll                              (Principal Executive Officer)



/s/ Bruce E. Toll                           President, Chief Operating Officer,
-----------------------------               Secretary and Director
Bruce E. Toll


/s/ Zvi Barzilay                            Executive Vice President, Director
-----------------------------
Zvi Barzilay


                                            Director
-----------------------------
Robert S. Blank

/s/ Richard J. Braemer                      Director
-----------------------------
Richard J. Braemer


                                            Director
-----------------------------
Roger S. Hillas


                                            Director
-----------------------------
Carl B. Marbach


/s/ Joel H. Rassman                         Senior Vice President, Treasurer,
-----------------------------               Chief Financial Officer, Director
Joel H. Rassman                             (Principal Financial Officer)



                                            Director
-----------------------------
Paul Shapiro


/s/ Joseph R. Sicree                        Chief Accounting Officer
-----------------------------               (Principal Accounting Officer)
Joseph R. Sicree